As filed with the Securities and Exchange Commission on February 6, 2012

An Exhibit List can be found on page II-2.

Registration No. 333-178208

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLIE INC.

(Exact name of Registrant as specified in its charter)

Delaware	3652	33-1220056
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

382 NE 191 st St. # 84220

Miami, FL 33179-3899

Telephone: (888) 665 8884

Facsimile: (888) 665 8884

(Address and telephone number of Registrant's principal executive offices)

Vcorp Services, LLC

25 Robert Pitt Drive, Suite 204

Monsey, New York10952

Toll Free: 1.888.528-2677 ext. 112

Tel. 845.425.0077

Fax 845.818.3588

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Jonathan D. Strum, Esq.

5638 Utah Avenue, NW

Washington, DC 20015

Telephone: (202) 362-9027

Facsimile: (202) 362-9037

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Priced (2)	Amount of Registration Fee
Common Stock, $0.0001 per share	400,000	$0.10	$40,000	$5
Total	400,000	$0.10	$40,000	$5

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2012

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

PROSPECTUS

Olie, Inc.

A MAXIMUM OF 400,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.10 PER SHARE

The selling stockholders named in this prospectus are offering for resale 400,000 shares of our common stock.  The selling stockholders have advised us that they will sell the shares of common stock from time to time after this prospectus is declared effective and they have set a fixed offering price for these securities of $0.10 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The net proceeds to our selling stockholders for the sale of these shares at the fixed offering price will be $0.10. We will pay all expenses incurred in this offering.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.   We anticipate that in addition to the resale of stock contemplated in this prospectus, we will require an additional $60,000 to enable us to continue our planned activities for approximately 12 months after the offering and to implement our market development and sale activities,

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market.  The initial public offering price will be fixed at $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  We currently have no market maker who is willing to list quotations for our stock.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering.  The Selling Stockholders may be deemed underwriters of the shares of common stock that they are offering.

The date of this prospectus is _______  __ , 2012

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You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from the information contained in this prospectus.

We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until ____________ _ (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY INFORMATION

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 6. All references to "we," "us," "our," "Olie, Inc.," "Company," ”Registrant” or similar terms used in this prospectus refer to Olie, Inc.

Corporate Background

We were incorporated on December 10, 2010.  We are a development stage company that has not generated any revenues to date.  We anticipate that we will need to raise $60,000 to enable us to commence our market development and sale activities, and to continue our planned activities for approximately 12 months after the offering.  That $60,000 is not being raised pursuant to this prospectus.

We intend to provide music recording and production services at reasonable rates to musicians and artists.  Our initial recoding and production facility will be in New York, NY and we will be able to provide remote post production services as well.

Since inception we have conducted a market analysis on independent music production in our target market and negotiated pricing with possible suppliers. We are focused on marketing and offering independent music production under the brand name “Olie” at an affordable price, initially to the New York marketplace and thereafter we envision our music production services in additional markets. We have a mailing address at 382 NE 191 st St. # 84220, Miami, FL 33179-3899.  Our telephone number is (888) 665 8884. We have secured a domain name (www.olieinc.com) but do not currently have an operating website.  The website references (URL’s) in this Registration Statement are inactive textual references only and are not active hyperlinks.  The contents of these websites are not part of this prospectus, and you should not consider the contents of these websites in making an investment decision with respect to our common stock. Our fiscal year end is September 30.

The Offering

Shares of common stock being offered by the selling stockholders	400,000 shares of our common stock.

Offering price	$0.10 per share of common stock.

Number of shares outstanding before the offering	2,400,000

Number of shares outstanding after the offering if all the shares are sold	2,400,000

Our executive officers and Directors hold approximately 83% of our shares, and, as a result, they retain control over our direction.

Market for the common stock	There is no public market for our common stock. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale. In addition, we do not intend to register or qualify our common stock for secondary trading in any state. Since many states restrict the resale of securities that have not been registered or qualified for resale, the potential secondary market for our common stock will be limited.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Summary Financial Data

The following summary financial information for the period from December 10, 2010 (date of inception) through September 30, 2011, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

Period from December 10, 2010 to September 30, 2011 (Audited)
Revenues	$-
Operating Expenses	$1,917
Net (Loss)	$(1,917)
(Loss) Per Common Share	$(0.00)
Weighted Average Number of Common Shares Outstanding – Basic and Diluted	2,054,422

As of September 30, 2011
Total Current Assets	$38,068
Total Assets	$38,068
Total Current Liabilities	$465
Total Liabilities	$465
Total Stockholders’ Equity (Deficit)	$37,603
Total Liabilities and Stockholders’ Equity (Deficit)	$38,068

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

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Risks Relating to Our Lack of Operating History

1.  We are a development stage company and may never be able to execute our business plan .   Failure to secure the needed additional financing will have a serious effect on our ability to execute our business plan.

We were incorporated on December 10, 2010. We currently have no agreements to produce or distribute music rights, nor any customers or revenues. Although we have begun initial planning for the marketing and distribution of music rights through our company, we may not be able to execute our business plan unless and until we are successful in raising additional funds. We anticipate that we will require additional financing of approximately $60,000, in addition to the $40,000 that has been invested by our current shareholders, to continue our operations and to remain operational during the next twelve months.  Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a serious effect on our company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

2.   Investors in the shares offered pursuant to this Form S-1 will have their percentage interests in the Company diluted if management raises its projected $60,000 additional financing through an equity offering.

Management believes that we will require an additional $60,000 beyond our current working capital approximately 38,000 to enable us to continue our planned activities for approximately 12 months after the offering and to fully commence our market development and sale activities.  As a result, we may make an additional stock offering which would dilute the percentage interests of the investors in the shares offered by this Prospectus.

3.   Our President, Director and majority shareholder Avraham Morgenstern, does not have any experience in running a recording studio.  We will rely heavily on our Secretary and Director, Mr. Itai Freed, who does not have experience operating a business in New York.

Our President, Director and majority shareholder Avraham Morgenstern, does not have any experience in running a recording studio.  Though Mr. Morgenstern has experience in running an entertainment based company in the United Kingdom, he does not have experience running a recording studio in the United States.  We will rely heavily on the knowledge and experience of our Secretary and Director Mr. Itai Freed.  Mr. Freed, a musician and sound engineer will be traveling every two months to the United States from Israel to supervise the operation of the business.  If Mr. Freed is unable to travel we will be forced to rely on contract employees and that could harm our ability to succeed.  Further, Mr. Freed does not have experience operating a business in New York,

4.  Our business plan may be unsuccessful. Should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

The success of our business plan is dependent on our having an inexpensive high sonic quality to our music production, and on our marketing and sale of these music production services as a valid option in the independent music industry. Our ability to develop this market and sell our music production services to independent musicians is unproven, and the lack of operating history makes it difficult to validate our business plan.  As a technology based entity, marketing and sales will be driven through the marketing of our services in myspace and on facebook.  In addition, the success of our business plan is dependent upon the market acceptance of, and our intended competitive pricing for, our music production services.  Should independent musicians and the other target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern .

5.  We have no operating history and have incurred losses of $1,917 since inception, which we expect to continue in the future.  We recognize that if we are unable to generate revenues, our business will most likely fail.

Management believes that an additional investment of $60,000 will be sufficient to enable us to commence our market development and sale activities, and to continue our planned activities for approximately 12 months after the offering.  We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the marketing and sale of our music production services.  We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

6.  There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility .

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board.  If, for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Risks Relating to Our Business

7.  Our executive officers and Directors have significant voting power and may take different actions from actions sought by our other stockholders.

Our officers and Directors own approximately 83% of the outstanding shares of our common stock.

These stockholders will be able to exercise significant influence over all matters requiring stockholder approval.  This influence over our affairs might be adverse to the interest of our other stockholders.  In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

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8.  Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations .

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation of our business. Since our officers and Directors are currently employed full-time elsewhere, they are each able to commit to us only up to 5-10 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

9.   We may not have effective internal controls which could adversely affect investor confidence in our internal controls over financial reporting.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remediate any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls.  We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.  If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

Further, we will not be required to conduct any evaluation of the effectiveness of our internal controls over our financial reporting – until at least our second year – that is the fiscal year included in the second annual report.  And, as a smaller reporting company, we are exempt from any auditor attestation requirements regarding management’s reports on the effectiveness of internal controls over financial reporting.

As a result, by the time we make such review, it is possible that it if there is a problem, by the time it is discovered, the investors may have lost their investment.

10.  Our key Officer and Director, Mr. Itai Freed resides primarily in Israel.  Any attempt to enforce liabilities upon Mr. Freed under U.S. Securities and Bankruptcy Laws may be difficult.

Since our key Officer and Director, Mr. Itai Freed is located in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;
•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

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Since our key Officer and Director does not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our sole Director or Officer in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

11.            Our President and majority shareholder, Mr. Avraham Morgenstern resides primarily in London, England.  Any attempt to enforce liabilities upon Mr. Morgenstern under U.S. Securities and Bankruptcy Laws may be difficult.

Since our President, Director and majority shareholder, Mr. Avraham Morgenstern is resides primarily in London, England, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

12.  If we are unable to attract and retain the interest of musicians to use our music production services to produce their albums, we will not be successful.

We will rely significantly on our ability to attract and retain the interest of our musician clients looking to produce and sell their works.  We will compete for musician clients with other music producers and sellers, including the major record companies, which produce and distribute music for independent musicians.     We will need to continually evaluate and build our musician network to keep pace with their needs and to remain competitive in our business.  We may be unable to identify or obtain the participation of a sufficient number of qualified musicians, which may decrease the potential for the growth of our business.  We cannot assure that we will be successful in signing up musicians.  The cost of attracting musicians to utilize our production services may be higher than we anticipate, and, as a result, our profitability could be minimal.

13.  We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Most of our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of musician clients than we have.  As a result, these competitors have greater name credibility with our potential musician clients and customers.  Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours.  To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support.  We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

14.   We face exposure to copyright claims.

Even though we are not the creator of the musical works we will be producing, we may face exposure if any of the musicians whose works we produce and sell are deemed to have unlawfully copied the works of another musician or record label.  As a result, we may be enjoined from selling certain products and we may have to redirect resources to defend ourselves from any such claim, which could have a material adverse effect on our business, financial condition, and operating results.

15.   Failure to meet customers’ expectations or deliver expected music performance could result in losses and negative publicity, which would harm our business.

If the digitally produced music which we plan to produce fails to perform in the manner expected by our customers or digitalized music becomes obsolete, then our revenues may be delayed or lost due to adverse customer reaction.  In addition, negative publicity about us and our music production company could adversely affect our ability to attract musicians or retain customers.  Furthermore, disappointed musicians and customers may initiate claims for damages against us, regardless of our responsibility for their disappointment.

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16.  If we do not retain key personnel to support our services and ongoing operations such failure could adversely affect our business.

The marketing and sale of our music production services will continue to place a significant strain on our limited personnel, management, and other resources.  Our future success depends upon the continued services of our executive officers and the hiring of key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan.  The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to market and sell the music production services, which could adversely affect our financial results and impair our growth.

17.  The music business is subject to  subject to rapid technological change which could negatively impact our business

Our business is in an emerging market that is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and services, and continuing and rapid technological advancement.  To compete successfully in the music business , we must continue to design, develop, and sell new and enhanced products and services that provide increasingly higher levels of performance and reliability at lower cost.  These new and enhanced products and services must take advantage of technological advancements and changes, and respond to new customer requirements.  Our success in designing, developing, and selling such products and services will depend on a variety of factors, including:

•	Identifying and responding to customer demands for new products and services;

•	Keeping abreast of technological changes;

•	Timely developing and implementing new product offerings and features;

•	Maintaining performance quality;

•	Providing cost-effective service and support; and

•	Promoting our products and expanding our market share.

If we are unable, due to resource constraints or technological or other reasons, to develop and introduce new or enhanced products and services in a timely manner, if such new or enhanced products and services do not achieve sufficient market acceptance, or if such new or enhanced product or service introductions decrease demand for our existing products and services, our operating results would decline and our business would not grow.

18. Since we have yet to generate revenues from our intended business, our lack of business diversification could result in the loss of your investment if revenues from our primary products decrease.

Currently, our business is focused on the marketing and sale of music production services and the distribution of digital music for independent artists.  We do not have any other lines of business or other sources of revenue if we are unable to successfully implement our business plan.  Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the sale of the music production services or the distribution of digitalized music and we do not have any other lines of business or alternative revenue sources.

19.  An unsuccessful material strategic transaction or relationship could result in operating difficulties and other harmful consequences to our business.

We expect to evaluate a wide array of potential strategic transactions and relationships with third parties. From time to time, we may engage in discussions regarding potential acquisitions or joint ventures. Any of these transactions could be material to our financial condition and results of operations, and the failure of any of these material relationships and transactions may have a negative financial impact on our business.

Risks Relating to this Offering

20.  NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock .

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

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21.  The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily.  The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

22.  State securities laws may limit secondary trading, which may restrict the states in which you may sell the shares offered by this prospectus .

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals.  Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Upon the effectiveness of this registration statement, we will be subject to the reporting obligations of Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. Thus, if we do not register your securities under Section 12 of the Exchange Act, (by filing a Form 8-A) we may not have an ongoing periodic reporting obligation and we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants. If we elect to file Form 8-A, we will likely be eligible to terminate any such registration and may do so.

We do, however, intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

23. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

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24.  Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, one of which we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. Currently we have sufficient resources to comply with our future reporting requirements; however, the lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholder s to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company

25.  Though we intend to file all required Forms under the Securities Exchange Act of 1934, failing to do so could result in the loss of our Registration and the loss of your investment.

As indicated in Risk Factor 22 above, upon the effectiveness of this registration statement, we will be subject to the reporting obligations of Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. Thus, if we do not register your securities under Section 12 of the Exchange Act, (by filing a Form 8-A) we may not have an ongoing periodic reporting obligation and we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants. If we fail to make such filings, your investment could be lost.

It is our intention, to file Form 8-A immediately upon approval of this Form S-1.  On the effective date of this Form S-1, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 but will not have a class of securities registered under Section 12 of that Act an while we intend to file all required forms including Form 8-A immediately upon approval of this Form S-1, as of the date of the Form S-1 we have not filed Form 8-K.   As it is impossible to predict future conduct there is a serious risk that we may fail to meet all Securities and Exchange Commission requirements which could result in the loss of your investment.

26.  We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

27.  Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing our financial statements must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. These requirements are not presently applicable to us but we will become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

28.    It is likely we will have less than 300 shareholders and thus our reporting obligations under Section 15(d) of the Exchange Act will likely be suspended.

We do not anticipate that in the first few years following the effectiveness of this registration statement we will have more than 300 shareholders, thus it is likely that we will not have reporting obligations under Section 15(d) of the Exchange Act.

29.  We have not yet engaged the services of a transfer agent which may affect our stockholders’ ability to transfer their shares in the Company.

We have not yet engaged the services of a transfer agent, and until a transfer agent is retained, we will act as our own transfer agent.  The absence of a professional transfer agent may result in delays in the recordation of share transfers and the issuance of new stock certificates, which has the potential to disrupt the orderly transfer of stock from one stockholder to another.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties.  These statements relate to future events or future financial performance.  A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus.  Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events.  In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page _, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  In addition, you are directed to factors discussed in the Business section beginning on page 18, the Management's Discussion and Analysis or Plan of Operation section beginning on page 15, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Stockholders pursuant to this prospectus. Please read “Selling Stockholders” for a list of the persons that will receive proceeds from the sale of common stock owned by them pursuant to this prospectus.

DIVIDEND POLICY

We have not declared or paid any dividend since inception on our common stock.  We do not anticipate that we will declare or pay dividends in the foreseeable future on our common stock.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares.  The price of the shares we are offering was arbitrarily determined at $0.10 per share.  We believe that this price reflects the amount that a potential investor would be willing to pay to invest in our company at this initial stage of our development.  Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

We arbitrarily determined the price and it bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

 MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for our common stock.

We have issued 2,400,000 common shares since our inception in December 10, 2010, all of which are restricted shares.  See the section titled "Certain Relationships and Related Transactions" below.  There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 43 holders of record for our common shares as of November 28, 2011.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 400,000 shares of common stock offered through this prospectus.  The selling stockholders are non U.S. persons who acquired the 400,000 shares of common stock offered through this prospectus from us in a series of private placement transactions that occurred between July and September 2011 at a price per share of $ $0.10 and for an aggregate investment of $40,000. The private placement transactions were pursuant to Regulation S, thus exempting these private placements from the registration requirements of the United States Securities Act of 1933.

The following table provides as of November 28, 2011, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	The number of shares beneficially owned by each prior to this offering;

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2.	The total number of shares that are to be offered by each;

3.	The total number of shares that will be beneficially owned by each upon completion of the offering; and

4.	The percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering(¹)		Number of Shares	Beneficial Ownership After Offering(¹)
Name of Selling Stockholder(¹)	Number of Shares	Percent(²)	Being Offered	Number of Shares	Percent(²)
Jakob Ollech	5,000	*	5,000	0	0
Ronny Danon	5,000	*	5,000	0	0
Yitzchak Posen	5,000	*	5,000	0	0
Michael Davis	5,000	*	5,000	0	0
Boruch Yossef Blau	50,000	2.08	50,000	0	0
Yacov Yisroel Ostreicher	5,000	*	5,000	0	0
Moshe Kahan	5,000	*	5,000	0	0
Mordechai Josephs	5,000	*	5,000	0	0
Yossef Yeshayahu Babad	5,000	*	5,000	0	0
Hannah Sarah Hyams	5,000	*	5,000	0	0
Jonathan Tesler	5,000	*	5,000	0	0
Yael Tesler	5,000	*	5,000	0	0
Dorothy Rita Klein	5,200	*	5,200	0	0
Eliyahu Kaplin	5,000	*	5,000	0	0
Chani Brecher	5,000	*	5,000	0	0
Joseph Dunner	5,000	*	5,000	0	0
Chaim Adler	5,000	*	5,000	0	0
Martin Lipschitz	5,000	*	5,000	0	0
Samuel Levy	5,000	*	5,000	0	0
Yaakov Koppel Ackstine	50,000	2.08	50,000	0	0
Yoel Schwartz	5,000	*	5,000	0	0
Navah Judith Posen	5,000	*	5,000	0	0
Malky Sarah Ostreicher	5,000	*	5,000	0	0
Mark Klein	5,000	*	5,000	0	0
Queenie Kahan	5,000	*	5,000	0	0
Eliot Langberg	5,000	*	5,000	0	0
Mozes David Elzas	5,000	*	5,000	0	0
Sara Elisabeth Elbez	5,000	*	5,000	0	0
Chana Roth	5,000	*	5,000	0	0
Aaron Adamker	5,000	*	5,000	0	0
Miriam Ben Haim	5,000	*	5,000	0	0
Sholom Klein	5,000	*	5,000	0	0
Yizchack Weber	5,000	*	5,000	0	0
Itzchak Yaakov Feder	5,000	*	5,000	0	0
Yisroel Meir Katz	5,000	*	5,000	0	0
Zevulen Dov Getter	5,000	*	5,000	0	0
Benjamin David Wasserstrum	5,000	*	5,000	0	0
Eliyaho Yafe	50,000	2.08	50,000	0	0
Jonatan Simon	10,000	*	10,000	0	0
Tzivya Kiper	64,800	2.70	64,800	0	0
TOTAL	400,000			0	0

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(¹)	The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(²)	Applicable percentage of ownership is based on 2,400,000 shares of common stock outstanding as of November 28, 2011.

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Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; nor

(ii)	has ever been one of our officers or Directors.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 6 of this prospectus.  All forward-looking statements speak only as of the date on which they are ma de. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. We do not anticipate that we will generate significant revenues until we are able to market and sell primarily our proposed remote post-production music production services and generate customers. Accordingly, we must raise cash from sources other than our operations in order to implement our marketing plan.

“Post Production” music services include, but are not limited to, sound engineering, mixing, and all aspects of creating a piece of music save for the actual original recording. For example, if singer records as song with a guitar, a post production engineer can add other instruments, sound effects and harmonies during post production. Modern digital technology permits post production to be done anywhere in the world,

In our management’s opinion, even though the music industry is concentrated and dominated by large recording companies they believe that there is a market for reasonably priced Post Production” music services, especially among independent musicians who have a limited amount of funds to produce their music.

We have raised approximately $40,000 from our shareholders.  We believe that we will need to raise an additional approximate $60,000 in order to allow us to begin our market development and sales activities and to remain in business for twelve months including the costs related with being a public company.  There is no reasonable expectation as to when revenues may be generated.  If we raise the necessary funds, but are unable to generate revenues within twelve months of the effectiveness of this Registration Statement for any reason, or if we are unable to make a reasonable profit within twelve months of the effectiveness of this Registration Statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash to finance our operations. We may seek to obtain additional funds through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no financing plans at this time.

Plan of Operation

We have not shown any revenues or profits since our inception date.   Over the next twelve months we intend to commence an advertising and promotional strategy stated below in order to attain our initial customers and generate revenue.  We will develop a website with our base price list which we believe will attract traffic based on the low pricing matrix.   Customers can contact us by filling out a simple contact sheet on-line or will be encouraged to call us to set up a free consultation.  In the modern world of digital technology we expect to do these consultations over the phone, via video conference or in person.   During our first year of operations we expect that our Secretary and Director, Mr. Itai Freed will travel to New York every two months or as necessary.  Mr. Freed is an experienced musician and sound engineer.  In, addition, we will hire music producers on an ad-hoc basis as necessary. Mr. Freed has experience in producing original music and in all aspects of Post Production music services. It is not anticipated that Mr. Freed will receive any payment from the Company during the initial twelve months of operations. The Company will, however, pay Mr. Freed’s expenses in travel to and from New York.

We intend to use large files that can be transferred via “Dropbox,” a free service, which allows us to send files in gigabyte (s) sizes.  In fact, we never actually have to meet our client in person in order to conduct business.  On the other hand, the equipment in our studio is completely portable and can be taken onsite.

We believe that a good deal of our business will be post production engineering.  Post production will not require face to face meeting with the customers, but rather that the client, will provide us via “Dropbox” (or other such service) with their initial digitized recording(s) and we will handle the post production work remotely. We will do post production remotely and send back to the clients the work for their approval.  We anticipate a collaborative process similar to that done in a studio – but taking advantage of current technology – and the ease of which our anticipated client base uses that technology.

Quarter by Quarter Activity Overview

Subject to our ability to raise the capital necessary to fund our intended activities for the next twelve months, we have developed a quarterly plan for the next twelve months, which include ours marketing and advertising approach.  The plan is as follows*:

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First Quarter 2011

Plan our advertising / marketing approach	$500

Search Engine Optimization - Analyze Google Adwords for online marketing	$500

Research advertising on Google Adwords	$0

Initial design of web site and other marketing materials we may require	$1,000

Second Quarter 2012

Finalize production service details	$0

Finalize design of marketing materials	$1,500

Complete text for our corporate web site	$0

Hire web programmer for web site and landing pages	$2,500

Search for studio in New York, New Jersey, or Brooklyn and Freed travel	$5,000

Third Quarter 2012

Launch web site	$3,000

Optimize Web site using SEO (search engine optimization)	$10,000

Finalize studio / share location and Freed Travel to NY	$5,000

Start advertising web site using Google Adwords	$5,000

Begin analyzing and reviewing advertising results	$2,000

Get first production customers

Generate revenues.

Interview and hire Public Relations company for assisting in getting our names out and getting clients	$3,000

Fourth Quarter – 2012

Conduct marketing, including radio and television interviews at no fee – as PR company responsible for marketing our company	$2,000

Refine and analyze Google Adwords and further refine search engine optimization	$5,000

Achieve over 1,300 potential customer leads coming in every month through our marketing efforts

Freed travel to NY	3,000

 * The Quarter by Quarter Activity Overview does not include budgeted items such as legal and accounting, general and administrative, studio and equipment rental (if required) and miscellaneous expenses. Nor does it include retention of free lance producers as that will occur, if required, when the need arises. (See Expenditures Table below).

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Marketing Strategy

Gaining exposure to our production aspect of the business

We plan to use Facebook and Google advertising as a way to bring awareness to our production and post production business.   These mediums are simple to set up, quite inexpensive to maintain and easy to manage.  Facebook and Google click-through target rates are less than 1/10 of 1% (http://www.kikabink.com/news/facebook-ad-click-through-rates-ctr-are-half-industry-average/) per the industry average, so we intend to frontload money to these advertising mediums and measure the results thereafter.  These are our projections:

•	Facebook - Utilizing the CPM process we can guarantee a certain price range per 1,000 impressions and focus our target on specific demographic qualities and really dial in our results. Based on a bid rate of $.50 per 100 impressions and with a sum of $15,000 invested in the first year brings a projected exposure of 30 Million users. With a projected click through of 0.051% the potential customers reached will be 15,300.
•	Google - The same process costs $0.25 per 1,000 impressions and we can also target specific demographics. With a sum of $15,000 invested in the first year brings a projected exposure of 1.5 million users. With a projected click through of 0.09% the potential customers reached will be 1,350.

Activities to Date

We were incorporated under the laws of the State of Delaware on December 10, 2010. We are a development stage company. We currently have no employees. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational and start-up activities.

We have conducted market research into the music production market in the United States and in the UK, and the costs related to producing music in each of these territories, and selling digitalized produced music in each of these countries.  Our research covered:

•	the different types of music production companies currently available in the New York area and in the London market;
•	the costs of using a music tour to advertise our intended services in the USA;
•	the production costs charged by our competition ;
•	how to target musicians for marketing our services; and
•	the advertising methods of the dominant music producers in the New York market.

Expenditures

Subject to our raising additional capital, the following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months:

Legal and Accounting (including Federal securities laws compliance)	$20,000

Internet Advertising/Marketing/PR/ Web Site/ Print Materials	$36,000
Studio space / sharing	10,000
Rentals (automobiles, music instruments)	$8,000
Overhead (including free lance producers)	$12,000
Travel (including hotel, airline tickets,)	$10,000
Misc.	$4,000

Total	$100,000

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Results of Operations

During the period from December 10, 2010 (date of inception) through September 30, 2011, we incurred a net loss of $1,917. This loss consisted of general and administrative expenses, primarily comprising professional fees. Our cash and accounts will be kept in the United States.

Purchase or Sale of Equipment

We do not expect to purchase or sell any property or significant equipment.  We believe that the majority of our work will be post production and may be handled remotely by Mr. Itai Freed.  In the event original recording work is required, we will either use the equipment in the studio we will be sharing or our Director will bring his studio equipment free of charge to the company.

Revenues

We had no revenues for the period from December 10, 2010 (date of inception) through September  30, 2011.

Liquidity and Capital Resources

Our balance sheet as of September 30, 2011, reflects assets of $38,068 and working capital of $37,603.  Cash from inception to date have been insufficient to provide the working capital necessary to operate. As of September 30, 2011, loans from related parties amounted to $465 and represented working capital advances from Directors who are also stockholders of the Company.  The loans are unsecured, non-interest bearing, and due on demand.  Since inception, we have sold 2,400,000 shares of common stock to our Directors and investors.

We anticipate generating losses and, therefore, may be unable to continue operations in the future. Except for private placement financing from July 2011 through September 2011 and an investment by our Directors in 2010, we have not attempted to raise any additional capital. We estimate that we need approximately $100,000 to fund our activities over the next 12 months.  We will need to raise approximately an additional $60,000 to fund our activities. Currently, with cash assets of approximately $40,000, based on our projected operations over the next year, we could run for about six months if not further funds are raised. (Note that this is not simply a matter of dividing our projected requirements of $100,000 for 12 months – , but rather a projection of how that money will spent over the year. The largest expenditures come in the 3rd and 4th quarters) Our cash assets are being kept in the United States.

To date, except for our selling stockholders we have not attempted to raise additional capital from any third party sources.  Since we require additional capital, we may have to issue debt or equity or enter into a strategic arrangement with a third party. We have not entered into any agreements with our Directors for interim financing, but we may nevertheless request that our current Directors provide us with such interim financing. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit, or any other sources.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We do not currently use derivative financial instruments to manage risks related to changes in prices of commodities or interest rates.

Our management will monitor whether financial derivatives become available which could effectively hedge identified risks and management may in the future elect to use derivative financial instruments consistent with our overall business objectives to avoid unnecessary risk and to limit, to the extent practical, risks associated with our operating activities.

Critical Accounting Policies

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

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BUSINESS

 Overview of the Company

We are a development stage company that was incorporated on December 10, 2010. We have commenced only limited operations, primarily focused on researching potential suppliers of music production equipment for our intended business and the initial market for these services. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations, or the purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues prior to second quarter 2012. We do not currently have sufficient capital to operate our business, and, we will require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our specific goal is to provide music production services to independent musicians at an affordable price. Assuming we raise the additional funds necessary for us to operate our business, initially we are seeking to market our music production services in the New York metropolitan area.  Eventually we envision selling our services in London, United Kingdom as well.

We intend to market our services primarily on the basis of price that similar services will be offered to musicians at the low end of the market for these services.  Our officers work from their homes and our mailing address is 382 NE 191st St. # 84220. Our telephone number is (888) 665 8884.   Our President and Director, Mr. Avraham Morgensterm resides primarily in London, England.  Our Secretary and Director, Mr. Itai Freed resides primarily in Israel.  We do not currently have a website; however we have reserved a domain name (www.olieinc.com).

Recent Corporate Developments

•	Conducted market research in target market, including competing music production companies and price analysis.
•	Contacted musicians regarding use of new studio space in New York metropolitan area.

The Market Opportunity

The following market data regarding the US music production market is based on publicly available information.  We have not conducted any independent market studies to verify this data.

History

With the inception of the digital medium in music the industry itself has become quite volatile and very interesting. When the format of MPEG-1 Audio Layer 3 (MP3) was introduced as a means to listen to audio the music industry was literally turned on its heels. IPODs and MP3 players were taking over the world and replaced compact disk players and other forms of audio playback. Along with this change came the user friendly and accommodating method of sharing music between consumers rather than purchasing music in music stores, as was the case before the digital era. “There are now about half as many CD sales in the U.S. as in 2000. A few years ago, record executives in London were shocked when young people refused even free CDs. (http://online.wsj.com/article/SB123172053495272329.html).

Before the digital age, music was free, but in the form of radio, which could be controlled. This was ideal for the music industry because radio was presented in the form of radio programming which was very specific in the type of music that was being played. This was the control. With this format, radio could break regularly to “pay the bills” as DJs would often say. Very lucrative advertising deals could be negotiated to bring the billions of dollars to companies like Clear Channel, ViaCom, etc. ( http://nymag.com/nymetro/news/media/columns/medialife/6099/ )

With these monstrous companies running the show, music became formulaic and formatted specifically to coincide with the profit models of these companies. If songs didn’t fit the model, they didn’t get airplay. If the artist or record labels didn’t agree to terms with these companies then it would be virtually impossible to achieve success. These companies could not only control what music was being listened to but also what acts would play the biggest venues. Clear Channel, for example, is the largest music promotion company in the United States and artist are forced to use them and comply to their musical formats in order to play high dollar venues around the globe. ( http://nymag.com/nymetro/news/media/columns/medialife/6099/ )

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During this time in the late 90’s the music industry was a $15 billion dollar industry (image taken from http://www.businessinsider.com/these-charts-explain-the-real-death-of-the-music-industry-2011-2 ). In the last ten years the industry has been more than cut in half due to the revolution of free digital music.

Internet upstarts like Napster, an Internet site designed to share music between users connected to it, became the primary source for consumers who didn’t want to pay for music. The concept of Napster was it believed that music should be free to the people. “The battle for paying digital customers may have been lost before it had truly begun. In 1999, Napster, a free online file-sharing service, made its debut. Not only did Napster help change the way most people got music, it also lowered the price point from $14 for a CD to free.” (http://money.cnn.com/2010/02/02/news/companies/napster_music_industry/) Record companies began to sue companies like Napster but soon realized this “pirating” of music would never stop. So the lawsuits did stop and the industry took its hit. Along came the independent music scene. (http://nymag.com/nymetro/news/media/columns/medialife/6099/)

Artists hit the scene with independent music, not using the large music production companies, rather they captured the interest of other artist who used their music in film (Magnolia and Good Will Hunting) and a new revenue model was born.  The artist no longer needed the “help” of large music companies like Clear Channel and were able to become their own profitable entity.  ( www.ic.arizona.edu/ic/indv10258/.../Leyshon OntheReproduction .pdf)

Independent music grew over the next decade and in combination with the digital era (sharing MP3s) new genres of music were penetrating the consumer like never before. In fact the independent sector of music became its own genre, referred to as Indie music. This format of music was not recognized by the industry in the start and companies were still utilizing old models to bring new pop music into the industry. The concept of spending loads of money to promote music and seeing a definitive return wasn’t working anymore. “Now just 44% of U.S. Internet users and 64% of Americans who buy digital music think that that music is worth paying for, according to Forrester. The volume of unauthorized downloads continues to represent about 90% of the market, according to online download tracker BigChampagne Media Measurement.”( http://money.cnn.com/2010/02/02/news/companies/napster_music_industry/ )

So music companies and record labels have to change their tune and cut costs in order to produce music for the masses and still see a revenue stream.  Every penny can only be earned in the grind and therefore penny pinching is a necessity.  High cost music studios are in flux because $1000/hour to use high profile or famous facilities doesn’t fit the model anymore.  Independent musicians who self promote obviously can’t afford these costs either.  Even low-end studios charging $45-$100/day struggle to pay the bills.  “The list of shuttered studios includes landmarks to music history. We intend to be one of the few inexpensive, high sonic quality, music production options in the industry.

What does it actually mean to create and produce music?

Technically creating real, high quality music is an intense process that requires many working pieces in order to procure reputable and high quality music production.   Aspects of the recording process include:

•	The Song – The process starts with an artist crafting a song to be recorded. Songs take many shapes and form from simple three chord melodies to songs with crafty and complicated structure and changes. In either case a song can be represented in many different ways once it is brought in to the recording process.

•	Musicianship – Unless the music is being programmed by a programmer (which occurs a lot of modern pop music), achieving the essence of crafty songwriting requires good musicianship. The level of musicianship translates to the sonic quality in a song. Modern songs heard on the radio today typically blend both live musicianship with programmable sounds to create the melody used in the music. It is argued that in modern times a programmer can be considered a valuable musician when the craft of programming sounds is focused upon and perfected.

•	Sound engineering - Quality sound comes from sound engineering. This process is complex and requires extensive research, training, trial and error, and experience in order to learn the trade. Achieving quality sound brings into account many variables including (and certainly not limited to):

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o	Microphones – Good quality microphones are a must but it isn’t just expensive microphones that do the trick. There are many different styles of microphone. Tube, Condenser, Dynamic and Ribbon microphones are used frequently in the studio to achieve different sounds and musical textures.
o	Sound board – There are many ways bring the sound from the microphone to your recording medium. In the earlier days actual analogue “sound boards” were used because a sound technician could control multiple channels at the same time.
o	Amplification – Amplification is the most important aspect of tuning the sound as it comes into the recording medium. What makes old analogue sound boards sound so important is the amplification units installed in them, referred to as “pre-amps.” There are vintage sound boards that go for hundreds of thousands of dollars because of the preamps they contain. In modern systems, where computers are used as stated above, external preamps are needed. Because there is not a physical sound board, only virtual, outboard preamps bring the sound to the recording medium. You cannot go from a microphone directly to the recording medium. Interfacing with preamps is a job on its own when it comes to learning the art of achieving high quality sound.
o	Studio Monitors – Simply put, the sounds an engineer is recording are played back through the studio monitors. Monitors, like anything else, range in quality and monitor selection is important because there are a lot of variables to consider.
o	Recording medium – Modern day studios record to computer. While many professional studios have older mediums, such as tape, the cost to attain a high quality version, and the limits that come with using the older technology force engineers to utilize more modern digital recording mediums. While the best studios in the world have these types of vintage units most modern studios do not.
o	Software - There are many software options to drive these computers as a music studio medium, QBASE and Pro Tools are two well know and often used programs
o	Instruments – Pianos, guitars, drumsets, organs, amplifiers, percussion and special effects gear are to name a few. The varieties of these are countless. As with all equipment, the style, quality, craftsmanship, materials used to construct (such as type of wood in a guitar to transformers used in a delay machine) all matter and have a specific place in the frequency range of music. Even it is one small little bell that rings for a few seconds in a song, it has its space and adds piece to the puzzle when it comes to sound,

•	Track Editing – For the sake of this business plan we will only explain editing music in a digital environment for editing music in an analogue environment is a completely different arena. Once the music is recorded to the recording medium, in this case, a computer, wav files are generated and visible in the computer software and look like this:

(image from pro tools)

This picture represents just a few seconds of one channel (or track) in a song.   In a recording a song the engineer/producer will compile multiple musical takes for each instrument in order to have enough information to complete a song.  The raw data is collected and stored in software’s database where the Editor will take pieces from this data and edit them together.   In an overdub environment (where all the instruments in a song are recorded at separate times) it is highly unlikely that there is only one instrument take to complete that portion of the song.  In fact, producers typically require multiple takes so that there is more data.  More data is more options.  This being said, editing wav files can become a very tedious and time consuming job clipping a few seconds from one take and pasting to another.  The editor’s job is also to fix mistakes in the recorded tracks.  Sometimes a beat of a drum or strum of a guitar is slight off rhythm by a few milliseconds and it is the engineer’s job to identify and fix these problems.  You will often hear mixing engineers talk about working for hours to fix a few seconds of data.

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•	Production – Production is where the art of the trade comes out. Once the technical pieces are in place, the bulk of the recording is finished and the tracks are edited then the soundscape of the songs begins to take place. The producer’s most important job is to listen and analyze the material to determine where and how to make changes that will best suit the song. In this case the producer plays the part of making the decision of whether or not a songs needs something more, what needs to be removed, what needs some help, etc. Sometimes the producer will work with outboard gear to add effects to the music such as reverb to a guitar sound or compress a bass track to give it more sustainability. Producers focus on the delivery of the song and how to get the best out of it. If the song is the baby of the artist then consider the producer to be the grandparent lending a hand and providing wisdom based on experience and knowledge.
•	Track Mixing – Track mixing is the task of taking all the pieces of a recorded song and blending them together so that each part is congruent with all the other parts of the song.
•	Mastering – Mastering is the icing on the cake. When an album is finished, it has been recorded, produced, edited and mixed and then bounced down to a stereo wave file. Each song has its own. The mastering process ensures volume continuity and EQ continuity between each track therefore creating a theme for the project. Without a master, some songs can result in volume differences or be out of balance in the EQ (too much or too little bass, treble, midrange).

Music Production Services

As a music production company we plan to offer the following services, the key to which at first will be Remote Post-Production Services:

Remote post production services – in the digital age, production, track mixing, and mastering can all be done remotely and sent to clients. The only requirement for the studio, is if the client does not have their own voice/music recorded in the actual original recording.  Everything else can be done by us at a later stage anywhere – remotely or on-site.

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•	Piece overdubbing – Our clients may ask us to add specific parts to songs already constructed and recorded such as adding piano to a song that already has drums, bass and guitar. Or adding sounds such as percussion, Hammond organ or mood based effects to increase the sonic value of a song
•	Song writing – Our Secretary and Director, Mr. Itai Freed has recorded five albums of original self produced songwriting of various styles ranging from country to rock to indie and pop music. The purpose of this aspect of the business is to generate revenue in the licensing arena, increase awareness in our brand, generate interest in our sound and create a calling card as to what we do and who we are. In the music industry, and especially in production, there is no better business card than a catalog of CDs (or music files such as MP3) to demonstrate the realm and expanse of your work.
•	Exclusive Editing - Editing can be a job of its own and we expect to offer it for studios or artist that don’t do it. Tracks would be completely recorded already and then brought to us with notes of what needs to be done. We would then edit the songs in a cleanup format and prepare it for the mixing stage.

Music Production

•	Music production - Working with individual artists or bands to produce their music from the ground up, start to finish. This will included sound and board engineering, editing, producing (presentation), and pre mixing. The production value added varies based on the need of the artist (s) we are working with. In some cases we may only be engineering sound and running the board while monitoring the band performing the instrumentation. In this process the role of the producer is to listen, provide feedback, work with tempo, and make valuable suggestions in order to bring out the best in the project at hand. In other projects, we anticipate being able to add musicianship by Mr. Freed and others, as well adding layers by bringing in our extensive realm of instrumentation. An example of this scenario would be working with a singer/songwriter who brings in a song and is in need of the band members to complete the recording process. If the singer/songwriter plays guitar we would add the necessary components to complete the song, such as, bass, piano, organ, lead guitar, drums, percussion, mandolin, etc. We will take these songs and bring them to the end of the recording and editing process to be handed of to be mixed and mastered. Based on our Secretary and Director, Mr. Freed’s experience of working with mixers and masters we will then offer a discounted rate if they choose to work with someone from our list of mixing and mastering network.
•	On-Site Studio Recording – One aspect that separates us from our competitors is our Secretary and Director’s, Mr. Itai Freed experience and ability to take gear on the road and set up shop anywhere. Over the past four years, Mr. Freed has recorded successfully in four different countries.
•	Live venue recording – Because of our mobility option we will also offer live venue recording for bands that want to create a live album are document a special engagement such as a CD release party.

•	Co-Songwriting – Many times bands or singer/songwriters (we’ll call them writers from here on) come into a studio with incomplete songs and need some help finishing them off. Whether that means adding a change to the song or writing a new part is based on writer’s vision. Co-songwriting results in the production company attaining a percentage of the rights to the song based on a negotiated agreement which, if/when the song starts to generate revenue, there is a percentage of revenue received from the royalties.
•	Commercial work –We may also make music and recordings for commercial use such as television, radio, cinema, voice-over. The range of recordings that can be used are

O Voice tracks

O Musical Scores – Instrumentals

O Complete songs with lyrics

O Jingles

O Sounds effects for radio or art performances

•	Exclusive Editing - Editing can be a job of its own and we expect to offer it for studios or artist that don’t do it. Tracks would be completely recorded already and then brought to us with notes of what needs to be done. We would then edit the songs in a cleanup format and prepare it for the mixing stage.

Studio Facilities

Studio facilities will be used specifically for recording the artists who do not have their own original recordings and possibly all the other services we include in our business plan.  Additionally, everything can be done remotely as well.  Meaning, the artist can record his voice and send to us digital for re-mastering, for adding new instruments and band members, adding sound effects, voice addition, etc.  We are also able to physically travel with our gear (which can include microphones and our computers) to work on-site.

We do not plan to purchase equipment because it is our intention to rent space within an operating studio or share studio space with another entity – similar to a executive office suite in concept. We will either use the equipment already existing at the studio or our Director, Itai Freed will provide his equipment free of charge to the company.   The following equipment is necessary to operate a recording studio:

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Microphone, Computer with pro-tools, speakers and an amplifier.

We budgeted $10,000 for a studio in New York because we believe we will be able to share/rent space in an existing studio on an as required basis.

If we are unable to share/rent appropriate space, we will rent a simple 400 sq foot commercial space, which, if necessary, we can outfit for less than $10,000 to become a fully working studio. To outfit the studio we would need to sound proof the space – which can be done cheaply with styrofoam, fabrics and other sound absorbing materials. The critical element as regards quality — is that the microphone and cables need to be of a high quality. Our Secretary and Director, Mr. Freed has such equipment which will be made available to us at no cost. If we do our own build out, we will seek to rent our space out to others for a fee.

If we share or rent space in an existing studio, there will be equipment there — such as computer , microphone, pro-tools etc. There may also be musical instruments in the studio. A shared arrangement will mean lower costs for us and based on our research many such fees are based on the amount of time we use the studio which is turn is based on the amount of work we generate, We anticipate paying no more than $650 per month. But we have budgeted for more to account for unforeseen expenses which are inevitable.

Marketing / Advertising

For a description of our marketing plans, please see the discussion in the Management Discussion and Analysis section above.

Pricing of Our Music Production Services

We believe that we will be able to provide our services at very competitive prices compared to industry prices. The idea is to pull in as many clients to our world of recording as possible and slowly gain market awareness before we adjust our prices.  Our price list is listed as follows:

Recording sessions - $20/hour or $200/day. We will also offer negotiable options for the ”starving” musician.
Recording Sessions with producer – Recording session prices plus a negotiable rate for production. Negotiable because, typically, if as producers we believe in the project we may take a nominal fee in exchange for royalty rights (see below for “rights” description).
Commercial work
O	Voice over - $35/hour
O	Musical Instrumentals– $500/song. Typically, fees of this nature are negotiated based on the type of instrumental required. If a customer just needs some conga playing we charge much less. On the other hand, full band music with symphonic undertones would cost much more.
O	Jingles – Such as catchy commercial songs. $250 we keep the rights unless otherwise negotiated.
O	Sound effects – $40 per track of recorded sound effect. Art performance pieces negotiable based on pay scale of the artist
Editing As an exclusive option - $100 per song.
Piece overdubbing – We would change a negotiated price per overdub based on the complexity of the song with a minimal charge of $50 per overdubbed track.
On-site Studio Recording - $300/day plus expenses
Live venue recording - $500/day

Why a musician would choose us

Studios around the world charge anywhere from $45 and up an hour depending on the studio and where it is located. Prices vary so greatly that per hour and per day charges, when measured with the quality of the recording are impossible to value and typically the consumer feels they paid too much for the quality of the end result.  Often this is not because of the actual studio but the producer’s vision and how it conflicts with the artist’s.  Or, perhaps the quality of the material is poor.

Our Competition

There is countless competition in the NY metro region alone.  We have selected seven of the lower priced recording studios and reviewed their service and pricing options:

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•	Metro Music - $30/hour with a minimum of 4 hours. 50% deposit due when appointment is scheduled. Includes on CDR disc with session results. They use a 16 track hard disc recording medium. They do not offer instruments for use, artist must bring their own. http://metromusic.org/recording/ $30 per hour

•	Barefoot Recording Studio - $33/ hour with no minimum requirements. QBASE digital recording medium (unlimited tracks) and good quality microphones and recording gear. Instruments not included. http://users.erols.com/barefootsteve/ $33 hour

•	LOFISH Recording Studios – Two studio options, Studio A - $75/hour with two hour minimum or $65/hour with eight hour minimum. Studio B $55/hour with two hour minimum or $50/hour with five hour minimum. $5/hour surcharge for sound engineering. On location recording $100 initial charge + $70/hour with a three hour minimum or $60/hour with a five hour minimum. Many equipment options for recording medium and instrumentation. http://www.lofish.com/ $50-75 per hour depending on the options

•	Seaside Lounge – Studio A $500 per 10 hour day with sound technician included. Studio B $400 per 10 hour day with sound technician included. Digital and analogue recording mediums and many equipment and instrument options, some of which are only for rent. http://www.seasidelounge.com/equipment.htm $500/ day plus you have to rent the gear

•	Soundwaves Recording Studio - $65/hour$500 per eight hour day. Digital recording medium is Pro Tools. Many equipment and instrumentation options included. http://soundwavesacademy.com $65/hour, $500/ day

•	Bennet Studios - $110 - $150/ hour depending on which engineer you work with. High quality recording environment with countless options for equipment and instruments. Instruments have to be rented. http://www.bennettstudios.com/daebennett.htm $110 - $150/hour

•	Water Music - $150/hour or $500/day including sound engineer. High quality recording environment with many options for equipment and instruments. http://www.watermusic.net/ $150/hour, $500/day

Competitive Pricing Chart
Company	Rates	Daily Rate	Musical Equipment Usage	Studio Specific Requirement
Metro Music	$30/Hour	$400/Day	No Equipment	4 hour minimum only
Barefoot Recording Studio	$33/Hour	$350/Day	No Equipment	No minimum requirements
LOFISH Recording Studios	$50-$75/Hour	$500/Day	Included	5-8 hour minimum
Seaside Lounge	$50/Hour	$500/Day	Rental	Days are no more than 10 hours
Soundwaves Recording Studio	$65/Hour	$500/Day	Included	Days are no more than 8 hours
Bennet Studios	$110-$150/Hour	N/A	Rental	No minimum requirements
Water Music	$150/Hour	$500/Day	Included	No minimum requirements
Olie Inc.	$20/Hour	$200/Day	Included	No minimum requirements

Competitive Advantages

Our music production services are intended to have the following benefits:

•	Moderately priced;
•	Flexibility in location of studio.
•	Knowledge of demands of targeted market.

Dependence on One or a Few Major Customers

The production of music for multiple musicians does not mandate any dependence on one or a few major customers.

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Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We intend to protect our private label for music production on the basis of applicable trademark and tradename laws.  Beyond our common law right to our trade name, we do not hold any other intellectual property.

Research and Development Activities and Costs

We have not incurred any costs to date and have no plans to undertake research and development activities during the next year of operation.

Costs and Effects of Compliance with Environmental Laws and Regulations

We are not in a business that involves the use of materials in a manufacturing process where such materials are likely to result in the violation of any existing environmental rules and/or regulations.  Further, we do not own any real property that could lead to liability as a landowner.  Therefore, we do not anticipate that there will be any material costs associated with compliance with environmental laws and regulations.

Employees

We have commenced only limited operations; therefore, we have no employees and do not anticipate having any employees during the first twelve months of operations.. Our officers and Directors provide service to us on an as-needed basis, and we will be relying heavily on our Secretary and Director, Mr. Freed. When we commence full operations, we will need to hire full-time management and administrative support staff.  For a detailed description, see "Plan of Operation".

Description of Property

We do not own any real property. We currently maintain our mailing address at 382 NE 191st St. # 84220, Miami, FL 33179-3899.  Our officers currently work from their homes in England and Israel and we are not charged.   The mailing address is a private address and is provided at no cost to the Company. This is not shared with any other corporations and does not have sufficient space for any employees.  This address will be sufficient until we commence full operations.  We do not have any present plans for obtaining new office space, other than the studio when we commence full operations.

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on this Form S-1 and Form 10-K.  While we intend to file a Form 8-A promptly after this registration statement becomes effective and thereby become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this registration statement becoming effective we will be required under Section 15(d) of the Exchange Act to file the periodic reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by our registration statement.  These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective there are fewer  than 300 shareholders.  We do not anticipate that in the first few years following the effectiveness of this registration statement we will have more than 300 shareholders, thus it is likely that we will not have reporting obligations under Section 15(d) of the Exchange Act.

On the other hand, if we become a reporting issuer under Section 12 of the Securities Exchange Act of 1934, we will be subject to all of the obligations incumbent on a company with securities registered under Section 12 of the Exchange Act, including the continuing obligation to file the Section 13(a) reports; the directors, officers, and principal stockholders beneficial ownership disclosure requirements of Section 16 of the Exchange Act; and the proxy rules and regulations of Section 14 of the Exchange Act.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT

Our Directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and Directors and their ages and positions are as follows:

Name	Age	Position

Avraham Morgenstern	35	President, Treasurer and Director

Itai Freed	26	Secretary and Director

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Mr. Avraham Morgenstern

Mr. Morgenstern has been our President, Treasurer and Director since December 10, 2010.

Mr. Avraham Morgenstern has been a self-employed consultant who is an events planner in the United Kingdom, for the past 10 years.  As part of his experience he has had to manage, market and coordinate the events; including renting facilities, negotiating with musicians, soundmen and disc jockeys.  In addition, Mr. Morgenstern has marketed  his events  online and in print publications.  Mr. Morgenstern completed his  studies at Or Yerushalayim Yeshiva in 1998.

Mr. Morgenstern is not an officer or Director of any other reporting company. Mr. Morgenstern intends to devote approximately 6-10 hours of his weekly business hours to our affairs.

The Board has concluded that Mr. Morgenstern should serve as director of the Company because of his management, organizational and marketing abilities.

Mr. Itai Freed

Mr. Itai Freed has been our Secretary since December 10, 2010 and a Director since July 25, 2011.

Mr. Itai Freed is a seasoned musician and has been in the music business for over 10 years.  In 2004, Mr. Itai Freed started a sound engineering studio in Tel Aviv to provide sound engineering services (pro-production services) and has continued to produce music and provide sound engineering services for himself as well as for additional artists.  As the owner of a sound engineering studio, Mr. Freed has worked on all aspects of music production, including but limited to, original recording production and post production activities (whereby original recordings are added to and enhanced).  Post production work can readily be done remotely. Mr. Freed’s sound engineering studio is not a recording studio and is not used to make original recordings.

Mr. Freed has released music recordings, including "Cyclop"   ,"Sleeping Through the End" and,  "As long as you give" and continues to perform in public venues as well as operate the music production studio. Since 2005 to present he has held several positions relating to graphic design and commercial print.  Since 2009 he has been employed at Quick Copy where his responsibilities include graphic design, printing of posters, and customer service.  From 2008-2009 he has worked at Tony Vespa, a restaurant.  From 2007 to present he has been involved as a promoter and musician in several bands as well as conducting freelance graphic design work.

Mr. Itai Freed is not an officer or Director of any other reporting company Mr. Freed intends to devote approximately 6-15 hours of his weekly business hours to our affairs.

The Board has concluded that Mr. Itai Freed should serve as director of the Company because of his experience as a musician, his profound knowledge of sound Editing & Processing and his experience in studio sound productions.  Mr. Freed will commute to our facility in New York every two months or as required to oversee our activities.  When necessary, we will retain third party providers to assist Mr. Freed. Mr. Freed will not compete with us in the United States or Israel with the exception of current on going clients. To the extent that we are successful in bringing in post-production work, Mr. Freed will either do that in New York or at his studio in Tel-Aviv. The company will not be charged for the use of his time or equipment until such time as the Company has sufficient business revenue to pay Mr. Freed a salary.

Once we are fully operational, Mr. Freed will be available to us on a full time basis to handle business as required – and to handle post-production services either on-site or remotely.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committee of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost of retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not necessary at this time.

Involvement in Legal Proceedings

None of our Directors, nominee for Directors or officers has appeared as a party during the past ten years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

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Board Leadership Structure

The Company has chosen to combine the principal executive officer and Board chairman positions.  The Company believes that this Board leadership structure is the most appropriate for the Company for several reasons.  First, the Company is a development stage company and at this early stage it is more efficient to have the leadership of the Board in the same hands as the principal executive officer of the Company.  The challenges faced by the Company at this stage – obtaining financing and implementing a marketing and sales plan – are most efficiently dealt with by having one person intimately familiar with both the operational aspects as well as the strategic aspects of the Company’s business.  Second, Mr. Morgenstern is uniquely suited to fulfill both positions of responsibility because he established and manages his own business and possesses sales and management experience.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to consider whether to implement such a code by the end of 2012.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company.  These risks include financial, technological, competitive, and operational risks.  The Board dedicates time at each of its meetings to review and consider the relevant risks faced by the Company at that time.  In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers.  No compensation has been awarded to, earned by, or paid to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 29, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 2,400,000 shares of our common stock issued and outstanding as of November 29, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (²)	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)

Common Stock	Mr. Avraham Morgenstern	1,490,000	62%

Common Stock	Mr. Itai Freed	500,000	21%

All officers as a Group			83%

(¹)	Based on 2,400,000 shares of our common stock outstanding.
(²)	The address for Mr. Morgenstern is 66 Woodstock Avenue, NW11 9RJ, London, UK
The address for Mr. Freed is 14 Pichoto Street, Tel Aviv Israel.

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We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Stockholders

As of the date of this prospectus, there are 43 stockholders of record holding a total of 2,400,000 shares of common stock.  All of our issued shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Of these 2,400,000 shares, the 400,000 shares held by the Selling Stockholders are being registered in this offering and will be freely tradable without restriction or further registration under the Securities Act.  The 2,000,000 shares held by our “affiliates”, as such term is defined in Rule 144, are not being registered in this offering.  These 2,000,000 shares held by our affiliates have been held for over a year, and may be sold in the public market pursuant to Rule 144(d)(ii), subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our stockholders is entitled to registration rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 15, 2010, we issued 10,000 shares of our common stock to Mr. Gary Bonanni, our former Director, for cash payment to us of $10. We believe this issuance was deemed to be exempt under the Securities Act. No advertising or general solicitation was employed in offering the securities.

On December 15, 2010, we issued 1,490,000 shares of our common stock to Mr. Morgenstern, our President, Treasurer and Director, for cash payment to us of $150. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Morgenstern, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On December 15, 2010, we issued 500,000 shares of our common stock to Itai Freed, our Secretary and Director, for cash payment to us of $100. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Freed, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Our officers and Directors may be considered promoters of the Registrant due to their participation in and management of the business since its incorporation.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

32

In accordance with Section 4 of Article II of our bylaws, each outstanding share of stock having voting power is entitled to one vote at a meeting of the stockholders.  To the knowledge of our management, at the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management".

We refer you to our Certificate of Incorporation and Bylaws which form a part of this registration statement for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this Registration Statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  We intend to retain a transfer agent as soon as practicable following the effectiveness of this Registration Statement.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.  Our officers do not have any experience acting as a transfer agent for publicly traded securities.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

The 400,000 shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 2,000,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

33

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

As long as we are a non-reporting issuer, a person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least twelve months would be entitled after such twelve-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 240,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.  If we become a reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 400,000 shares of common stock on behalf of the selling stockholders.

There is no current market for our shares

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering our shares of common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter will be sold at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

34

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock.  Pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended and Rule 15g-9 and Rule 3a(51)-(1) "penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers prior to a transaction in a penny stock not otherwise exempt from those rules . The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

35

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to September 30, 2011, included in this prospectus have been audited by Berman & Company, P.A, as set forth in their report included in this prospectus.

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Jonathan D. Strum.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article V of our Bylaws provide that Directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Delaware General Corporation Law, and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Berman & Company, P.A. is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

36

Olie, Inc.

(A Development Stage Company)

Financial Statements

September 30, 2011

37

OLIE, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheet – September 30, 2011	F-2

Statement of Operations – December 10, 2010 (Inception) to September 30, 2011	F-3

Statement of Stockholder’s Equity – December 10, 2010 (Inception) to September 30, 2011	F-4

Statement of Cash Flows – December 10, 2010 (Inception) to September 30, 2011	F-5

Notes to Financial Statements	F-6 - F-11

38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Olie, Inc.

We have audited the accompanying balance sheet of Olie, Inc. (a development stage company), as of September 30, 2011, and the related statements of operations, stockholders' equity and cash flows from December 10, 2010 (Inception) to September 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Olie, Inc. (a development stage company), as of September 30, 2011, and the results of its operations and its cash flows from December 10, 2010 (inception) to September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss and net cash used in operations of $1,917 for the period ended September 30, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida

November 15, 2011

551 NW 77th Street Suite 201 • Boca Raton, FL 33487

Phone: (561) 864-4444 • Fax: (561) 892-3715

www.bermancpas.com • info@bermancpas.com

Registered with the PCAOB • Member AICPA Center for Audit Quality

Member American Institute of Certified Public Accountants

Member Florida Institute of Certified Public Accountants

F-1

Olie, Inc.

(A Development Stage Company)

Balance Sheet

September 30, 2011

Assets

Current Assets
Cash	$38,068
Total Current Assets	38,068

Total Assets	$38,068

Liabilities and Stockholders' Equity

Current Liabilities
Loan payable - related party	$465
Total Current Liabilities	465

Stockholders' Equity
Common stock, $0.0001 par value, 200,000,000 shares authorized; 2,400,000 shares issued and outstanding	240
Additional paid-in capital	39,960
Deficit accumulated during the development stage	(1,917)
Subscriptions receivable	(680)
Total Stockholders' Equity	37,603

Total Liabilities and Stockholders' Equity	$38,068

See accompanying notes to financial statements

F-2

Olie, Inc.

(A Development Stage Company)

Statement of Operations

December 10, 2010 (Inception) to September 30, 2011

General and administrative expenses	$1,917

Net loss	$(1,917)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding during the period - basic and diluted	2,054,422

See accompanying notes to financial statements

F-3

Olie, Inc.

(A Development Stage Company)

Statement of Stockholders' Equity

December 10, 2010 (Inception) to September 30, 2011

			Additional	Deficit		Total
	Common Stock, $0.0001 Par Value		Paid In	Accumulated during	Subscriptions	Stockholders'
	Shares	Amount	Capital	Development Stage	Receivable	Equity

Stock issued for cash to related parties ($0.0001/share)	2,000,000	$200	$-	$-	$(200)	$-

Stock issued for cash and subscriptions ($0.10/share)	400,000	40	39,960	-	(480)	39,520

Net loss - from December 10, 2010 (inception) to September 30, 2011	-	-	-	(1,917)	-	(1,917)

Balance - September 30, 2011	2,400,000	$240	$39,960	$(1,917)	$(680)	$37,603

See accompanying notes to financial statements

F-4

Olie, Inc.

(A Development Stage Company)

Statement of Cash Flows

December 10, 2010 (Inception) to September 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,917)
Net Cash Used In Operating Activities	(1,917)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable - related party	465
Proceeds from issuance of common stock	39,520
Net Cash Provided By Financing Activities	39,985

Net Increase in Cash	38,068

Cash - Beginning of Period	-

Cash - End of Period	$38,068

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income Taxes	$-
Interest	$-

Supplemental Disclosure of Non-Cash Financing Activity:
Stock issued for subscriptions receivable - related parties	$200
Stock issued for subscriptions receivable – other	$480

See accompanying notes to financial statements

F-5

Olie, Inc.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Olie, Inc. (the “Company”), was incorporated in the State of Delaware on December 10, 2010.

The Company intends to operate a music production company.

The Company’s fiscal year end is September 30.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and implementation of the business plan.

Risks and Uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At September 30, 2011, there were no balances that exceeded the federally insured limit.

F-6

Olie, Inc.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no common stock equivalents.

Since the Company reflected a net loss in the reported period, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Income Taxes

Provisions for federal and state income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assesses its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the year in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

F-7

Olie, Inc.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The guidance in ASU 2011-04 changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements, including clarification of the FASB's intent about the application of existing fair value and disclosure requirements and changing a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this ASU should be applied prospectively and are effective for interim and annual periods beginning after December 15, 2011. Early adoption by public entities is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The guidance in ASU 2011-05 applies to both annual and interim financial statements and eliminates the option for reporting entities to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income. Finally, this ASU requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU should be applied retrospectively and are effective for fiscal year, and interim periods within those years, beginning after December 15, 2011. The Company is currently evaluating the impact of this guidance; however, the adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

Note 2 Going concern

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $1,917 for the period ended September 30, 2011.  The Company is in the development stage and has not generated any revenues since inception.

The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company's existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has net operating loss carryforwards for tax purposes totaling approximately $2,000 at September 30, 2011, expiring through 2031. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

F-8

Olie, Inc.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

Significant deferred tax assets at September 30, 2011 are approximately as follows:

Gross deferred tax assets:
Net operating loss carryforward	$(1,000)
Total deferred tax assets	1,000
Less: Valuation allowance	(1,000)
Net deferred tax assets recorded	$-

The valuation allowance at December 10, 2010 (inception) was $0. The increase in valuation allowance during the period ended September 30, 2011 was approximately $1,000.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of September 30, 2011.

The actual tax benefit differs from the expected tax benefit for the period ended September 30, 2011 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and a state rate of 10%, due to the Company being headquartered in Israel, for a blended rate of 40.6%) as follows:

Expected tax expense (benefit) – Federal	$(1,000)
Expected tax expense (benefit) – State	(-)
Change in valuation allowance	1,000
Actual tax expense (benefit)	$-

F-9

Olie, Inc.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

Note 4 Fair Value of Financial Assets and Liabilities

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2: Inputs reflect: quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

At September 30, 2011, the Company has no instruments that require disclosure.

Note 5 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

F-10

Olie, Inc.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

Note 6 Stockholders’ Equity

From December 10, 2010 (inception) to September 30, 2011, the Company issued the following shares:

Type	Quantity	Valuation	Value per share
Cash – related parties	2,000,000	$200	$0.0001
Cash – other	400,000	40,000	$0.10
Total	2,400,000	$40,200	$0.0001 - $0.10

Of the total proceeds, the Company has subscriptions receivable of $680.  All subscriptions were received in October 2011.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of September 30, 2011 and November 15, 2011, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

F-11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Section 145 of the Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

Article XII of our bylaws provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our bylaws also provide discretionary indemnification for the benefit of our directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers, or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, all amounts are estimates. All such expenses will be borne by the Registrant.

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Name of Expense	Amount
Securities and Exchange Commission registration fee	5
Legal, accounting fees and expenses (1)	18,000
Total (1)	18,005

(1) Estimated.

Recent Sales of Unregistered Securities

On December 15, we issued 10,000 shares of our common stock to Mr. Gary Bonanni, our former Director, for cash payment to us of $10. We believe this issuance was deemed to be exempt under the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Bonanni, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On December 15, we issued 1,490,000 shares of our common stock to Mr. Morgenstern, our President, Treasurer and Director, for cash payment to us of $150. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Morgenstern, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On December 15, we issued 500,000 shares of our common stock to Itai Freed, our Secretary and Director, for cash payment to us of $100. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Freed, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

From July 27 through September 2011, we issued 400,000 shares of common stock to 40 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.10 per share, amounting in the aggregate to $40,000. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

All of the aforementioned issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act or Regulation S promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with any of these sales.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

*3.1	Articles of Incorporation of Registrant.

*3.2	Bylaws of Registrant.

*5.1	Opinion of Jonathan D. Strum regarding the legality of the securities being registered.

23.1	Consent of Berman& Company, P.A.

*23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

*previously filed.

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Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed information with respect to the plan of distribution.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

II-3

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, UK on February 6, 2012.

OLIE, INC.

By:	/s/Avraham Morgenstern
Name: Avraham Morgenstern
Title: President, Treasurer and Director
(Principal Executive and Principal
Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: February 6, 2012	/s/ Avraham Morgenstern
Name: Avraham Morgenstern
Title: President, Treasurer and Director
(Principal Executive and Principal
Financial and Accounting Officer)

Date: February 6, 2012	/s/ Itai Freed
Name: Itai Freed
Title: Secretary and Director

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